Exhibit 23(c)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement of Battle Mountain Gold Company on Form S-3 of our report dated January 31, 1995 on our audits of the consolidated financial statements of Nuigini Mining Limited as of December 31, 1994, and for the two years in the period ended December 31, 1994, which report is included in Form 10-K for the year ended December 31, 1995. We also consent to the reference to our firm under the heading "Experts".

/s/ COOPERS & LYBRAND
    Coopers & Lybrand

Sydney, Australia
June 18, 1996